Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Square, Inc.:

We consent to the use of our report incorporated by reference herein.

Our report refers to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, effective January 1, 2018.

/s/ KPMG LLP

San Francisco, California

February 26, 2020